Exhibit 10.1

AGREEMENT AND RELEASE

This Agreement and Release (“Agreement”) is entered into by William E. Peters (“Executive”) and Jabil Inc. (“Jabil”), (collectively, the “Parties”). The Parties desire to enter into an agreement that amicably resolves their employment relationship, and any disputes that may exist between them. Accordingly, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.	Executive’s Separation and Future Relationship.

A.	Executive’s last day of employment (“Separation Date”) with Jabil is December 31, 2018, unless earlier terminated for:

i.	“Cause” or “Disability” as those terms are defined in the Jabil Circuit, Inc. 2011 Stock Award and Incentive Plan; or

ii.

Executive’s death prior to December 31, 2018. Executive’s entitlement to all payments and benefits described in paragraph 2(A) shall survive Employee’s death and Jabil will remain liable to pay and/or provide the same to Executive’s designated beneficiary or, if none, to Employee’s estate.

B.

Not later than the Separation Date, or other date requested by Jabil, Executive will resign in writing from all corporate officer and director positions associated with his Jabil employment (if any) with immediate effect, and provide a written resignation of Executive’s employment with Jabil effective on the Separation Date.

C.

Executive will enter into a General Release and Covenant Not to Sue substantially in the form attached in Attachment A (“Future Agreement”), as follows: Executive will be provided a final, ready-for-signature copy of the Future Agreement closer in time to the Separation Date; the deadline for signing the Future Agreement will be provided in that future correspondence; Executive will have at least 22 days to review and consider the Future Agreement prior to signature (Executive is not required to wait the full 22-day period); and the Parties are prohibited from signing the Future Agreement prior to the Separation Date. Once signed, the Future Agreement will be included in, and form a part of, this Agreement.

D.

Until Executive’s Separation Date, Executive is expected to perform normal job duties supporting Jabil Packaging, or as otherwise assigned or requested, and assist in the transition of duties. Executive must continue to perform work to the best of Executive’s abilities, in good faith, and in compliance with all Jabil policies and the Jabil Code of Conduct.

E.

Following the Separation Date, Executive will make himself reasonably available to answer questions regarding Executive’s job and job duties, including but not limited to testifying, and preparing to testify, as a witness in any proceeding, or otherwise providing information or reasonable assistance to Jabil in connection with any investigation, claim or suit, and cooperating with Jabil regarding any litigation, claims, or other dispute involving Jabil that relates to matters within Executive’s knowledge or responsibility during Executive’s employment with Jabil. Specifically, Executive agrees to meet with Jabil’s representatives, its counsel, or other delegates at reasonable times and places, with respect to any items within the scope of this provision, to provide truthful testimony, to provide Jabil with immediate notice of contact or subpoena by any non-governmental party known by Executive to be adverse to Jabil’s interests, and to not voluntarily assist any such non-governmental adverse party or their representatives.

F.

In addition to the confidentiality provisions described in this Agreement, Executive will continue to be bound by, and will abide by, the Jabil “Commitment of Confidentiality” that Executive previously signed, and which remains in effect subsequent to the Separation Date. If Executive has not previously signed Jabil’s Commitment of Confidentiality: Executive must so inform Jabil within seven (7) days; Jabil will provide Executive a copy of the Commitment of Confidentiality for Executive’s signature and agreement; regardless of Executive’s signature on such document, the terms of such Commitment of Confidentiality will be incorporated as part of this Agreement; and Executive will be bound by, and must abide by, such obligations.

G.

Executive understands that the federal “insider trading” securities laws continue to apply to Executive notwithstanding any separation of employment from Jabil; that Jabil’s Insider Trading Policy and federal law prohibit Executive from trading in Jabil securities while in possession of material nonpublic information concerning Jabil; and the prohibition against such trading continues to apply to Executive after leaving Jabil. Therefore, Executive agrees to abide by the Jabil trading windows even after leaving Jabil, until the insider information Executive possessed, if any, becomes public.

H.

Executive agrees that, not later than the Separation Date, Executive will return to Jabil all property in Executive’s possession, custody or control which was obtained from Jabil or from any of its customers/potential customers, vendors/potential vendors, merger/acquisition candidates, employees, contractors or consultants including but not limited to the originals and all copies of any documents, files, data or information (returned unaltered and unencrypted), access cards, credit cards, passwords and file-access methods/protocols, computers/laptops/PDAs other than Executive’s current Company-provided laptop which Executive may retain after all Company data is removed therefrom (including all software and peripherals), cell phones, smart phones, mobile computing devices, in any tangible, electronic or other form (“Property”). Upon Jabil’s request, Executive must promptly return all Property at any time prior to the Separation Date.

I.	Jabil will abide by the terms of the award agreements (the “Award Agreements”) for Executive’s equity and equity-based awards.

2.	Jabil’s Obligations to Executive.

A.

In consideration for Executive’s execution and non-revocation of, and compliance with, this Agreement, including the future obligation to enter into the Future Agreement described in Paragraph 1(C), Jabil will pay or provide to Executive the following (collectively referred to as “Separation Compensation”):

i.

Executive’s salary through the Separation Date. Executive will receive payment for all earned but unpaid salary through the Separation Date. Except as stated in this Agreement or as required by law, all other benefits which relate to Executive’s employment with Jabil will cease as of the Separation Date;

ii.

Subject to the applicable performance metrics being met, Executive’s annual cash incentive or bonus under Jabil’s Short-Term Incentive Plan for fiscal year 2018 remains payable at such time and calculated in accordance with the terms of such plan. Executive will not participate in Jabil’s bonus programs for fiscal year 2019 or beyond;

iii.	Subject to and contingent upon Executive’s: (a) continuing in employment until December 31, 2018; (b) signing and not revoking this Agreement; and (c) signing and not revoking the Future

Agreement described in Paragraph 1(C), and subject to the provisions of Paragraph 8(J), Jabil will pay to Executive a total gross amount of $1,000,000 (less applicable withholdings), payable in four installments of $250,000 (gross) each, on or about the following schedule: January 10, 2019; March 14, 2019; July 2, 2019; and October 2, 2019.

iv.

Subject to the approval of the Compensation Committee of the Board of Directors of Jabil, an amount of time-based Restricted Stock Units, EPS performance-based Restricted Stock Units, and Relative Total Shareholder Return performance-based Restricted Stock Units with an aggregate grant date fair value of approximately $1,000,000 to be divided evenly between these three types of Restricted Stock Units and to be issued on the date approved by the Compensation Committee.

v.	The balance (if any) in Jabil’s Employee Stock Purchase Plan as of the Separation Date, according to such plan’s terms and conditions;

vi.	The balance (if any) in Jabil’s Non-Qualified Deferred Compensation Plan, according to such plan’s terms and conditions;

vii.	Continued eligibility to vest in previously granted, but unvested, stock grants subject to the governing terms and conditions of such applicable stock plans and at normal vesting times; and

viii.

After the Separation Date, Executive may continue applicable health benefit coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA). Jabil or its delegate will provide Executive information regarding the election of COBRA at Executive’s home address. If Executive makes a timely election under COBRA to continue the medical, vision and/or dental benefits that were provided by Jabil immediately prior to the Separation Date, Jabil will subsidize Executive’s associated premiums for the first 18 months of such coverage, or until Executive becomes covered by other health coverage, whichever is sooner. The subsidy is limited to Jabil’s payment of the employer-portion of the premiums it paid as part of Executive’s employment immediately prior to the Separation Date (Executive will remain responsible to pay that portion of the premium Executive normally paid for such benefits).

B.

Executive understands and agrees that the Separation Compensation described in Paragraph 2(A) is the sole financial obligation of Jabil to Executive under this Agreement arising from Executive’s employment by Jabil or the end of that employment.

C.

After the Separation Date, and except as specifically described in this Agreement, Executive is not entitled to any additional payments or benefits under any benefit plan, bonus or incentive program established by Jabil, including without limitation, any health, medical, dental or vision plan, and any bonus or compensation under Jabil’s Short-Term Incentive Plan, Long-Term Incentive Equity Awards plan, or other bonus plan or award. Any vested benefit held by Executive in Jabil’s 401k plan or other plans (if any), will be distributed in accordance with Executive’s direction and the terms of the appropriate plan and applicable law. Jabil will separately provide Executive at Executive’s home address information necessary and as required by law to facilitate the distribution or rollover of Executives retirement benefits. Executive may also to leave his existing account balance (if any) in Jabil’s 401(k) plan after the Separation Date. However, Jabil will not make any further contribution to Executive’s 401(k) account after the Separation Date and Executive remains responsible for repayment of any loans from Executive’s 401(k) account (if any); and

D.

The payment of any monies or benefits pursuant to this Agreement is subject to deductions and withholdings required by law. Executive is solely responsible for, and will pay, all taxes, contributions or other payments to any taxing authorities which arise from Executive’s receipt of monies or benefits under this Agreement.

3.	General Release.

A.

Executive, on Executive’s own behalf and on behalf of any other person entitled to make a claim on Executive’s behalf or through Executive, freely, finally and forever releases, waives, and discharges Jabil (as defined below) from any and all claims, demands, controversies, allegations, matters, disputes, causes of action, losses, obligations, liabilities, damages, judgments, costs, expenses (including attorneys’ fees) of any kind whatsoever, under any federal, state, local or foreign law, rule or ordinance, public policy, tort, contract, common law, Executive Order, or other legally recognized basis, known or unknown, asserted or unasserted, Executive may have against Jabil as of the date of this Agreement, including without limitation matters arising out of Executive’s employment with, or termination from, Jabil (“Released Claims”), including without limitation claims for:

i.

Compensation, wages, bonuses, incentive compensation, severance allowances, entitlements, benefits, hours worked, discrimination, leave from employment due to illness or injury for any person, or any other reason, wrongful discharge or termination, retaliation, breach of express or implied contract, breach of implied covenant of good faith and fair dealing, bad faith, emotional distress, mental anguish, bodily injury, personal injury, sickness, harm, invasion of privacy, disparagement, defamation, slander and libel, interference with economic relations, violations of public policy, detrimental reliance, promissory estoppel, fraud, negligence, tort, common law, compensatory and punitive damages, attorneys’ fees, expert fees, medical expenses, costs, and disbursements; and

ii.

Alleged violations of any federal, state, local or foreign law, statute, regulation, ordinance or constitution including without limitation: Title VII of the Civil Rights Act of 1964; The Civil Rights Act of 1991; Secs 1981 through 1988 of Title 42 of the United States Code; the Fair Labor Standards Act; the Lilly Ledbetter Fair Pay Act; the Employee Retirement Income Security Act of 1974; the Immigration Reform and Control Act; the Americans with Disabilities Act; of 1990; the Workers Adjustment and Retraining Notification Act; the Age Discrimination in Employment Act of 1967 (ADEA); the Older Worker Benefits Protection Act (OWBPA); the Occupational Safety and Health Act; the Sarbanes-Oxley Act of 2002; the Uniform Services Employment and Reemployment Rights Act; the Genetic Information Nondiscrimination Act of 2008; Executive Order 11246; the Florida Civil Human Rights Act, as amended; the Florida Wage Discrimination Law and Wage Payment Law, as amended; the Florida Whistleblower Protection Act, as amended; and various other federal, state and local constitutions, statutes, ordinances, human rights/discrimination/retaliation/wage laws, and common laws (including the laws of contract and negligence), or as any of these laws may be amended. Executive intends to fully and finally release Jabil from any and all Released Claims arising under such laws which Executive has or may have arising from events occurring prior to the date on which Executive signs this Agreement.

This paragraph operates as a general release and covenant not to sue to the maximum extent permitted by law.

B.	Notwithstanding the above, the Released Claims exclude, and Executive does not waive, release or discharge:

i.

Any right to initiate, or participate in, an administrative charge or procedure with any governmental agency, including without limitation the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health

Administration, the Securities and Exchange Commission, or any other federal, state or local agency or commission. However, by signing this Agreement, Executive waives any right to individual relief or monetary recovery based on claims asserted in such a charge or complaint, except where such a waiver is prohibited by law;

ii.	Any claims which by law may not be released, including claims challenging the validity of this Agreement under the ADEA and OWBPA, or claims under state workers compensation or unemployment laws;

iii.	Any claims by Executive for vested benefits under Jabil’s benefits plans;

iv.	Any claims relating to the consideration for this Agreement; and

v.	Any claims related to Jabil’s performance of this Agreement.

C.

As used in this Agreement, the term “Jabil” means Jabil Inc. and its current or future parents, subsidiaries and affiliated organizations and its or their current or future: (i) pension, profit-sharing, savings, health, and other employee benefit plans of any nature as well as the plans’ respective trustees, insurers and administrators; (ii) directors, officers, employees, agents, attorneys, representatives and shareholders; and (iii) successors and assigns as well as the heirs, personal representatives, successors and assigns of the persons or entities described in this Agreement.

D.

RELEASE OF AGE CLAIMS. Executive is unconditionally and expressly waiving, releasing and forever discharging Jabil from any claim Executive may have as of the date Executive signs this Agreement arising the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefits Protection Act (“OWBPA”), as these laws are amended, and any other claim related to Executive’s age. Executive acknowledges and confirms:

i.	Executive has read and understands the terms of this Agreement;

ii.

Jabil has advised Executive to consult with any attorney of Executive’s choice before signing this Agreement, and Executive has obtained and considered such legal counsel as Executive deems necessary, such that Executive enters into this Agreement freely, knowingly, and voluntarily;

iii.

Executive has been given at least 21 days to consider the terms of this Agreement and consult with attorney of Executive’s choice. At Executive’s option, Executive may elect not to use the full 21-day period, and may sign this Agreement earlier at Executive’s discretion;

iv.	Executive is providing this release in exchange for consideration to which the Executive is not otherwise entitled;

v.

Executive may revoke that portion of this Agreement that waives and releases legal claims under the ADEA and/or OWBPA for seven (7) days following execution of the Agreement by sending written notice of revocation to Jabil’s General Counsel (Bobby Katz) in St. Petersburg, Florida so that it is received not later than the close of business on the seventh day after Executive has signed the Agreement. If Executive timely revokes the waiver and release of ADEA and OWBPA claims:

1.	All other items contained in this Section 3 remain effective (all other Released Claims except those relating to the ADEA or the OWBPA will continue to be waived and released); and

2.

Executive will only be entitled to receive the benefits described in clauses i, ii, iv, and v of Paragraph 2(A) above (Executive will no longer be entitled to receive the benefits described in 2(A)(iii), (vi) and (vii) of this Agreement).

vi.

Notwithstanding any other provisions, this Agreement does not waive or release any rights or claims that Executive may have under the Age Discrimination in Employment Act or Older Worker Benefits Protection Act that arise after the execution of this Agreement.

E.

Executive may later discover facts different from or in addition to those now known or believed to be true regarding the matters released or described in this Agreement, and even so, Executive agrees that the releases and agreements in this Agreement remain effective in all respects notwithstanding any later discovery or different or additional facts.

4.	No Pending Claims.

A.

Executive represents that he has not suffered any on-the-job injury for which he has not already filed a claim, and that he has no other pending claims or lawsuits filed against Jabil. If such claims are pending, Executive agrees to take all necessary measures to permanently withdraw and/or end such claims. Executive acknowledges and agrees that he has been paid all wages earned and compensation owed through the date of this Agreement.

5.	Executive’s Restrictive Covenants.

A.

Jabil is the owner and possessor of numerous trade secrets and highly-sensitive business information about its finances, operations, business development / acquisition / divestiture / merger methods and strategies, customers (and potential customers), vendors (and potential vendors), employees, contractors and consultants and other matters that could be valuable to Jabil’s competitors. Executive is in possession of such sensitive information acquired during his Jabil employment and, further, he has developed valuable contacts and relationships with Jabil customers (and potential customers), vendors (and potential vendors), acquisition targets and representatives, employees, contractors and consultants. Therefore, commencing on the Separation Date and continuing until December 31, 2019, Executive will not, without the prior written consent of Jabil:

i.

Be employed by, be engaged as a consultant or contractor to or agent for, sit on the board of directors of, or otherwise in any capacity provide services, information or advice to: (a) Benchmark Electronics, Inc.; Celestica, Inc.; Flextronics International Ltd.; Foxconn/Hon Hai Precision Industry Company, Ltd.; Plexus Corp., Sanmina-SCI, Wistron Corporation, Catcher Technology Co., Ltd., Gerresheimer AG, Quanta Computer, Inc., Zeniya Aluminum Engineering, Ltd., HE Chang Precision Metal (Suzhou) Co., Ltd., Jie Shun Electronics, Ltd., Kunshan Hanwei Automation Equipment Co., Ltd., Kunshan Jinqunli Precision Components Co., Ltd., Langfang Company, Ltd., Luen Fung / Mega Precision Technology Limited; Suzhou HiSen Precision Machinery, Suzhou Jieshun Hardware Co., Ltd., Suzhou Kang Bao Technology Co., Ltd., XJS Electronics Manufacturing Company Ltd., Zechang Technology (Shenzhen) Co., Ltd., BYD Company, Ltd., Hi-P (Shanghai) Metal Industries Co., Ltd.; and Pegatron Corporation, or any of their current or future parents, subsidiaries, divisions, or direct or indirect affiliates (“affiliates” to include any entity in which the named entity has or from time to time may have a majority equity interest), or (b) any company, business or enterprise, or any of their current or future parents, subsidiaries, divisions, or direct or indirect affiliates (“affiliates” to include any entity in which the named entity has or from time to time may have a majority equity interest), including self-employment, that competes with Jabil’s global business operations now or which may become part of Jabil prior to December 31, 2019. Executive agrees that the geographic scope, range of business operations, and limitation in time contained in these restrictive covenants are reasonable given Executive’s considerable involvement and tenure in a wide variety of Jabil’s operations at senior executive levels, including exposure to, and development of, important and confidential business strategies and plans.

ii.

Persuade or attempt to persuade any person or entity that has a business relationship with Jabil to not do business with or cease doing business with Jabil, to reduce the amount of business historically done with Jabil or to otherwise alter the actual business relationship with Jabil; or

iii.

Solicit any Jabil employee to end or modify his/her relationship with Jabil for employment outside of Jabil, or otherwise solicit or induce any person known to be seeking or being recruited to be a Jabil employee to not work for Jabil.

B.

The restrictive covenants contained in the preceding Paragraph 5(A) must be construed as agreements and as independent covenants. The existence of any cause of action by Executive against Jabil does not constitute a defense to Jabil’s enforcement of the restrictive covenants.

C.

If any portion of this Section 5 is held to be unreasonable, arbitrary, or against public policy by any court or tribunal, or if the applicable law on which such covenant is founded is changed in any manner as to limit the enforceability of this paragraph, the paragraph will be enforced against Executive for a shorter period of time or in a smaller geographic area or otherwise as is determined by the tribunal to be reasonable, non-arbitrary and not against public policy.

D.

Except as otherwise required by law, Executive will forfeit any amount described in clause (iii) of paragraph 2(A) above in excess of $10,000 if Executive breaches any of the restrictive covenants contained in paragraph 5(A), and Executive must repay such forfeited amounts to Jabil within 30 days of the breach. If Jabil makes application to a court of competent jurisdiction for injunctive relief to enforce this paragraph, then and in that event the period of time for the application of the restrictive covenant will be tolled for a period commencing with Executive’s act which creates the claim for injunctive relief and terminating with the date of final adjudication of the petition for injunctive relief, if granted.

E.

Executive must notify any future employers of Executive’s confidentiality and non-solicitation obligations to Jabil under this Agreement. Jabil is permitted to notify any of Executive’s future employers of Executive’s non-competition, confidentiality, non-solicitation, and other restrictive covenant obligations to Jabil under this Agreement.

F.

With the exception of Paragraph 1(F), nothing in this Agreement is intended to modify or amend the Commitment of Confidentiality or any non-disclosure agreement previously signed by Executive, which remains in full force and effect.

6.	Executive’s Confidentiality Covenants.

A.	Unless compelled by subpoena, Executive will not at any time use or talk about, write about, disclose in any manner or publicize:

i.	Jabil’s business, operations or employment data, policies or practices; or

ii.

The proprietary or trade secret or confidential information of Jabil (including without limitation merger and acquisition strategies, methods, and plans), or of its customers, vendors, merger/acquisition candidates, employees, contractors or consultants.

Further, Executive will not make, or assist or encourage others to make, negative statements or comments about, or engage in any conduct that disparages, Jabil or its current or former officers or directors, or employees, its business or performance, or about Executive’s employment by or end of employment with Jabil, in any form or manner, including without limitation, orally, in writing, or through emails, blogs, social media, or other electronic or web-based media, etc. At Executive’s request, Jabil will provide a letter of reference.

B.

If Executive is subpoenaed or is required to testify about Jabil or his employment by Jabil, he agrees to contact Jabil’s General Counsel (currently, Bobby Katz) about the subpoena/demand within 72 hours of receiving it or before the date of the proposed testimony, whichever is earlier. Further, Executive agrees to meet and cooperate with Jabil’s attorneys in preparation for such testimony (Executive is expected at all times to testify truthfully). If Executive is subpoenaed or required to testify, Jabil will provide counsel for Executive, subject to Executive’s approval of said counsel, and if such cooperation occurs after the Separation Date, all expenses relating thereto including fees of $150.00 per hour.

C.

Executive agrees that, if he receives an inquiry from any representative of the media about Jabil, his employment by Jabil or the end of Jabil employment, Executive will not respond or will respond with “no comment,” and he will also inform Jabil’s General Counsel (currently, Bobby Katz) about the inquiry within 72 hours.

D.

Executive’s obligations under this paragraph are in addition to and not in lieu of his obligations under any Jabil “Non-Disclosure Agreement” and/or “Commitment of Confidentiality,” or other confidentiality agreement or requirement.

E.

It is not a violation of this Agreement to disclose trade secrets on a confidential basis pursuant to the Defend Trade Secrets Act of 2016 (18 U.S.C. 1833(b)). Accordingly, Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made in a complaint, or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Executive files a lawsuit or other action alleging retaliation by Jabil for reporting a suspected violation of law, Executive may disclose the trade secret to his attorney and use the trade secret in the court proceeding or other action, if Executive files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. This paragraph will govern to the extent it may conflict with any other provision of this Agreement or under any Jabil “Non-Disclosure Agreement” and/or “Commitment of Confidentiality.”

7.	Conditions to Jabil’s Obligations.

A.	Jabil’s execution of this Agreement, and its performance of its obligations under this Agreement, are specifically conditioned on Executive’s:

i.	Execution and delivery to Jabil of this Agreement and its attachments;

ii.

Satisfactory performance of assigned duties until the Separation Date. “Satisfactory performance” means performance such that Executive would not be terminated by Jabil for “Cause” (as such term is defined in the Jabil Circuit Inc. 2011 Stock Award and Incentive Plan); and

iii.	Compliance with the terms of this Agreement, any “Non-Disclosure Agreement,” “Commitment of Confidentiality,” and/or any other obligation to Jabil to keep confidential information confidential

If Executive asserts a claim against Jabil for breach of this Agreement and after an initial judgment on the merits, Executive has not prevailed on any material claim with respect to such dispute, Jabil will be relieved of its obligations to pay any unpaid benefits under Paragraph 2(A)(iii), (iv), (vii) or (viii), and to the extent that any such amounts have previously been paid to Executive, Executive must repay such amounts to Jabil within 30 days of such initial judgment.

8.	Miscellaneous.

A.	Executive acknowledges and agrees that Executive’s employment with Jabil has been at times prior to the Agreement, and will continue through the Separation Date, on an at-will basis.

B.

Executive agrees that Executive has had a full and fair opportunity to review this Agreement and signs this Agreement knowingly, voluntarily and without duress or coercion. Further, in executing this Agreement, Executive agrees that Executive has not relied on any representation or statement not set forth in this Agreement and its attachments.

C.

This Agreement must be interpreted and enforced in accordance with the laws of the United States and the State of Florida, other than its conflicts of laws provisions. Any litigation between the parties must be brought in a court having jurisdiction in Pinellas County, Florida, unless it is necessary for Jabil to institute suit in another jurisdiction to obtain injunctive relief to enforce the terms of this Agreement.

D.

This Agreement, the Award Agreements, the Future Agreement referenced in Paragraph 1(C) and the Jabil “Commitment of Confidentiality” referenced in Paragraph 1(F) represent the sole and entire agreement between Executive and Jabil and supersede any and all prior agreements, negotiations and discussions between them with respect to Executive’s employment or the end of employment.

E.

If Jabil or Executive initiate proceedings for breach of this Agreement, the prevailing party is entitled to recover its or his attorneys’ fees and costs, including such fees and costs on any enforcement or appeal proceedings irrespective of which party initiates the appeal.

F.

If one or more paragraph(s) of this Agreement are ruled invalid or unenforceable, such invalidity or unenforceability does not affect any other provision of this Agreement, which remains in full force and effect.

G.	This Agreement may not be modified orally but only by writing signed by both Executive and Jabil.

H.

This Agreement inures to the benefit of and is binding upon Jabil, its successors and assigns. Executive’s obligations and duties hereunder are personal and not assignable, but Jabil has the right to assign its rights and obligations under this Agreement to any Jabil affiliate or successor of Jabil or to any purchaser(s) of their assets.

I.

This Agreement and the monies and benefits provided are intended to qualify for an exemption from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), where applicable, provided, however, that if this Agreement and the monies and benefits provided are not so exempt, they are intended to comply with Code Section 409A to the extent applicable. Notwithstanding any provision of this Agreement to the contrary, this Agreement must be interpreted and construed consistent with this intent, provided that Jabil does not assume any resulting increased economic burden. Although Jabil intends to administer this Agreement so that it will comply with the requirements of Code Section 409A, Jabil does not represent or warrant that this Agreement will comply with Code Section 409A or any other provision of federal, state, or local law. Neither Jabil nor its directors, officers, employees or advisers is liable to Executive (or any other individual claiming a benefit through Executive) for any tax, interest, or penalties Executive may owe as a result of monies or benefits paid under this Agreement, and Jabil has no obligation to indemnify or otherwise protect Executive from the obligation to pay any taxes pursuant to Code Section 409A. With regard to any provision in this Agreement that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to payment or reimbursement or in-kind benefits is not subject to liquidation or exchange for any other benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year of Executive does not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) is not violated by any lifetime and other annual limits provided under Jabil’s group medical plans and (iii) such payments will be made on or before the last day of Executive’s taxable year following the taxable year in which the expense was incurred. Each separately identified amount and each installment payment to which Executive is entitled is a separate payment for purposes of Code Section 409A. No compensation or benefit that is subject to the requirements of Code Section 409A and that is payable upon Executive’s termination of employment will be paid unless Executive’s termination of employment constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), and references in this Agreement to “termination”, “termination of employment” or like terms mean a “separation from service.” If Executive is deemed at the time of Executive’s separation from service to be a “specified employee” for purposes of Code Section 409(A)(a)(2)(B)(i), to the extent delayed commencement of any portion of the compensation or benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) (any such delayed commencement, a “Payment Delay”), such compensation or benefits will be provided to Executive on the earlier to occur of (1) the date that is six months and one day from the date of Executive’s “separation from service” with Jabil or (2) Executive’s death. Upon the earlier of such dates, all payments and benefits deferred pursuant to the Payment Delay will be paid in a lump sum to Executive, and any remaining compensation and benefits due under this Agreement will be paid or provided as otherwise set forth herein. The determination of whether Executive is a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i) as of the time of Executive’s separation from service is made by Jabil in accordance with the terms of Code Section 409A.

J.

Executive has at least 22 days to review and consider the terms of this Agreement prior to signing. Executive is not required to wait the entire 22-day period to sign the Agreement, and may choose to sign it sooner on an entirely voluntary basis.

Date:	December 17, 2018	/s/ William E. Peters
William E. Peters

On behalf of Jabil Inc.

Date:	December 17, 2018	By:	/s/ Robert L. Katz
Name: Robert L. Katz
Title: EVP and General Counsel

ATTACHMENT A

General Release and Covenant Not to Sue

This General Release and Covenant Not to Sue (“Release”) is entered into by William E. Peters (“Executive”) and Jabil Inc. (“Jabil”), (collectively, the “Parties”). The Parties desire to enter into this Release to amicably resolves their employment relationship, and any disputes that may exist between them, and to comply with obligations set forth in a prior Agreement and Release previously entered into between the Parties (“Prior Agreement”). Accordingly, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.	General Release.

A.

Executive, on Executive’s own behalf and on behalf of any other person entitled to make a claim on Executive’s behalf or through Executive, freely, finally and forever releases, waives, and discharges Jabil (as defined below) from any and all claims, demands, controversies, allegations, matters, disputes, causes of action, losses, obligations, liabilities, damages, judgments, costs, expenses (including attorneys’ fees) of any kind whatsoever, under any federal, state, local or foreign law, rule or ordinance, public policy, tort, contract, common law, Executive Order, or other legally recognized basis, known or unknown, asserted or unasserted, Executive may have against Jabil as of the date of this Release, including without limitation matters arising out of Executive’s employment with, or termination from, Jabil (“Released Claims”), including without limitation claims for:

i.

Compensation, wages, bonuses, incentive compensation, severance allowances, entitlements, benefits, hours worked, discrimination, leave from employment due to illness or injury for any person, or any other reason, wrongful discharge or termination, retaliation, breach of express or implied contract, breach of implied covenant of good faith and fair dealing, bad faith, emotional distress, mental anguish, bodily injury, personal injury, sickness, harm, invasion of privacy, disparagement, defamation, slander and libel, interference with economic relations, violations of public policy, detrimental reliance, promissory estoppel, fraud, negligence, tort, common law, compensatory and punitive damages, attorneys’ fees, expert fees, medical expenses, costs, and disbursements; and

ii.

Alleged violations of any federal, state, local or foreign law, statute, regulation, ordinance or constitution including without limitation: Title VII of the Civil Rights Act of 1964; The Civil Rights Act of 1991; Secs 1981 through 1988 of Title 42 of the United States Code; the Fair Labor Standards Act; the Lilly Ledbetter Fair Pay Act; the Employee Retirement Income Security Act of 1974; the Immigration Reform and Control Act; the Americans with Disabilities Act; of 1990; the Workers Adjustment and Retraining Notification Act; the Age Discrimination in Employment Act of 1967 (ADEA); the Older Worker Benefits Protection Act (OWBPA); the Occupational Safety and Health Act; the Sarbanes-Oxley Act of 2002; the Uniform Services Employment and Reemployment Rights Act; the Genetic Information Nondiscrimination Act of 2008; Executive Order 11246; the Florida Civil Human Rights Act, as amended; the Florida Wage Discrimination Law and Wage Payment Law, as amended; the Florida Whistleblower Protection Act, as amended; and various other federal, state and local constitutions, statutes, ordinances, human rights/discrimination/retaliation/wage laws, and common laws (including the laws of contract and negligence), or as any of these laws may be amended. Executive intends to fully and finally release Jabil from any and all Released Claims arising under such laws which Executive has or may have arising from events occurring prior to the date on which Executive signs this Release.

This paragraph operates as a general release and covenant not to sue to the maximum extent permitted by law.

B.	Notwithstanding the above, the Released Claims exclude, and Executive does not waive, release or discharge:

i.

Any right to initiate, or participate in, an administrative charge or procedure with any governmental agency, including without limitation the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state or local agency or commission. However, by signing this Release, Executive waives any right to individual relief or monetary recovery based on claims asserted in such a charge or complaint, except where such a waiver is prohibited by law;

ii.	Any claims which by law may not be released, including claims challenging the validity of this Release under the ADEA and OWBPA, or claims under state workers compensation or unemployment laws;

iii.	Any claims by Executive for vested benefits under Jabil’s benefits plans;

iv.	Any claims relating to the consideration for this Release; and

v.	Any claims related to Jabil’s performance of this Release.

C.

As used in this Release, the term “Jabil” means Jabil Inc. and its current or future parents, subsidiaries and affiliated organizations and its or their current or future: (i) pension, profit-sharing, savings, health, and other employee benefit plans of any nature as well as the plans’ respective trustees, insurers and administrators; (ii) directors, officers, employees, agents, attorneys, representatives and shareholders; and (iii) successors and assigns as well as the heirs, personal representatives, successors and assigns of the persons or entities described in this Release.

D.

RELEASE OF AGE CLAIMS. Executive is unconditionally and expressly waiving, releasing and forever discharging Jabil from any claim Executive may have as of the date Executive signs this Release arising the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefits Protection Act (“OWBPA”), as these laws are amended, and any other claim related to Executive’s age. Executive acknowledges and confirms:

i.	Executive has read and understands the terms of this Release;

ii.

Jabil has advised Executive to consult with any attorney of Executive’s choice before signing this Release, and Executive has obtained and considered such legal counsel as Executive deems necessary, such that Executive enters into this Release freely, knowingly, and voluntarily;

iii.

Executive has been given at least 21 days to consider the terms of this Release and consult with attorney of Executive’s choice. At Executive’s option, Executive may elect not to use the full 21-day period;

iv.	Executive is providing this release in exchange for consideration to which the Executive is not otherwise entitled;

v.

Executive may revoke that portion of this Release that waives and releases legal claims under the ADEA and/or OWBPA for seven (7) days following execution of it by sending written notice of revocation to Jabil’s General Counsel (Bobby Katz) in St. Petersburg, Florida so that it is received not later than the close of business on the seventh day after Executive has signed the Release. If Executive timely revokes the waiver and release of ADEA and OWBPA claims:

1.	All other items contained in this Section 1 remain effective (all other Released Claims except those relating to the ADEA or the OWBPA will continue to be waived and released); and

2.

Executive will only be entitled to receive the benefits described in clauses (i), (ii), (v), (vi), and (vii), of Paragraph 2(A) of the Mutual Separation Release and Agreement previously entered into between the Parties (Executive will no longer be entitled to receive the benefits described in 2(A)(iii) and (iv) of that Prior Agreement).

vi.

Notwithstanding any other provisions, this Release does not waive or release any rights or claims that Executive may have under the Age Discrimination in Employment Act or Older Worker Benefits Protection Act that arise after the execution of this Release.

E.

Executive may later discover facts different from or in addition to those now known or believed to be true regarding the matters released or described in this Release, and even so, Executive agrees that the releases and agreements in this Release remain effective in all respects notwithstanding any later discovery or different or additional facts.

2.	Other Provisions:

a.

No Pending Claims. Executive represents that Executive has not suffered any on-the-job injury for which Executive has not already filed a claim, and that Executive has no other pending claims or lawsuits filed against Jabil. If such claims are pending, Executive agrees to take all necessary measures to permanently withdraw and/or end such claims. Executive acknowledges and agrees that Executive has been paid all wages earned and compensation owed through the date of this Release.

b.

Covenant Not to Sue. Executive promises not to file a lawsuit, or otherwise present a demand for compensation or relief, on any Released Claims in the future. If such lawsuit or demand is filed or presented by Executive, or by someone acting on Executive’s behalf in the future, Executive must immediately take all necessary actions to permanently and irrevocably cease and withdraw such effort or action. If Jabil is required to defend itself in such a future claim, Jabil is entitled to recover its attorneys’ fees, costs and expenses for such defense, in addition to any other relief to which Jabil may be entitled.

c.

Return of Property. Executive warrants that Executive has not retained and has returned all Property described in Paragraph 1(H) of the Prior Agreement and that if Executive later discovers additional unreturned Jabil equipment or property, Executive will promptly notify Jabil and return such property to Jabil.

d.

Reaffirmation of Prior Agreement. The Parties reaffirm their respective obligations pursuant to the Prior Agreement, which remain in full force and effect, including for example, Executive’s confidentiality obligations and restrictive covenants. Once executed, this Release will become part of the Prior Agreement.

e.

Opportunity for Review / Voluntary Signature. Executive has had a full and fair opportunity to review this Release and signs this Release knowingly, voluntarily and without duress or coercion. Further, in executing this Release, Executive agrees that Executive has not relied on any representation or statement not set forth in this Release and its attachments.

f.

Interpretation. This Release must be interpreted and enforced in accordance with the laws of the United States and the State of Florida, other than its conflicts of laws provisions. Any litigation between the parties must be brought in a court having jurisdiction in Pinellas County, Florida, unless it is necessary for Jabil to institute suit in another jurisdiction to obtain injunctive relief to enforce the terms of this Release.

g.

Entirety of Agreement. This Release, the Award Agreements, the Prior Agreement and the Jabil “Commitment of Confidentiality” referenced in Paragraph 1(F) of the Prior Agreement represent the sole and entire agreement between Executive and Jabil and supersede any and all prior agreements, negotiations and discussions between them with respect to Executive’s employment or the end of employment.

h.

Prevailing Party. If Jabil or Executive initiate proceedings for breach of this Release, the prevailing party is entitled to recover its or his attorneys’ fees and costs, including such fees and costs on any enforcement or appeal proceedings irrespective of which party initiates the appeal.

i.

Enforceability. If one or more paragraph(s) of this Release are ruled invalid or unenforceable, such invalidity or unenforceability does not affect any other provision of this Release, which remains in full force and effect.

j.	Modifications. This Release may not be modified orally but only by writing signed by both Executive and Jabil.

k.

Assignability. This Release inures to the benefit of and is binding upon Jabil, its successors and assigns. Executive’s obligations and duties hereunder are personal and not assignable, but Jabil has the right to assign its rights and obligations under this Release to any Jabil affiliate or successor of Jabil or to any purchaser(s) of their assets.

l.

Confidentiality. Unless required by law or by a court of competent jurisdiction, this document must remain confidential and not be used for any purpose other than enforcing its specific terms in any proceeding between the parties. If this document must be filed in any court, the party seeking to file it will do so only under seal unless prohibited by the court.

m.

Commitment of Confidentiality. Executive acknowledges and agrees that the Commitment of Confidentiality referenced in Paragraph 1(F) of the Prior Agreement, and the confidentiality obligations set forth in the Prior Agreement, apply to Executive and remain in full force and effect.

n.

Timing for Signature. Executive will be given at least a 22-day period to consider and review this Release prior to signing. Executive is not required to wait the full 22-day period to sign this document, but must wait until at least Executive’s last day of employment.

Date:
William E. Peters

On Behalf of Jabil Inc.

Date:	By:
Name:
Title: